UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2017 (March 21, 2017)

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

ITEM 8.01 Other Events

On March 21, 2017, the Ohio 10th Circuit Court of Appeals granted a stay to the February 21, 2017 restart order which the Ohio Department of Natural Resource’s Division of Oil and Gas Resources Management (the “Division”) requested of the court.  The Ohio 10th Circuit Court of Appeals stay is in effect until such time as it is revoked or until the appellate court rules on the merits of the Division’s appeal of the February 21, 2017 order.

As previously reported, on February 21, 2017, the Court of Common Pleas in Franklin County, Ohio issued its Final Decision and Order in the AWMS Water Solutions, LLC appeal of the Ohio Oil and Gas Commission’s decision that upheld the Division’s suspension of the AWMS #2 injection well. AWMS Water Solutions, LLC (the “Company”) is a wholly owned subsidiary of Avalon Holdings Corporation. The Court’s Order set conditions for the restarting of AWMS #2 in accordance with the proposed restart plans filed by the Company with minor revisions.

While the Company was making preparations for restarting the well and opening the facility, the March 21, 2017 motion to stay granted by the Ohio 10th Circuit Court of Appeals has caused the Company to cease those preparations for restarting the AWMS #2 injection well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

DATED: March 22, 2017	/s/ Bryan P. Saksa
By: Bryan P. Saksa
Chief Financial Officer and Treasurer

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